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                           ARTICLES OF INCORPORATION
                                       OF
                           HUNTSMAN PREPARATORY, INC.


         The undersigned, acting as incorporator of a corporation under the Utah Revised Business Corporation Act (the "URBCA"), adopts the following Articles of Incorporation for such corporation:

                                   ARTICLE I

                                      NAME

         The name of the corporation is Huntsman Preparatory, Inc. (the "Corporation").

                                   ARTICLE II

                              PURPOSES AND POWERS

         The Corporation is organized to engage in any and all lawful acts, activities, and/or pursuits for which corporations may presently or hereafter be organized under the URBCA.

         The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 302 of the URBCA. The purposes stated herein shall be construed as powers as well as purposes and the enumeration of a specific purpose or power shall not be construed to limit or restrict the meaning of general terms or the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                                  ARTICLE III

                               AUTHORIZED SHARES

         The aggregate number of shares which the Corporation shall have authority to issue is Fifty Thousand (50,000) shares of common stock. All voting rights of the Corporation shall be exercised by the holders of the common stock and the holders of the common stock of the Corporation shall be entitled to receive the net assets of the Corporation upon dissolution. All shares of the common stock shall be fully paid and nonassessable.

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                                   ARTICLE IV

                          REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the Corporation is 500 Huntsman Way, Salt Lake City, Utah 84108, and the name of its initial registered agent at such address is Robert B. Lence.

                                   ARTICLE V

                         OFFICER AND DIRECTOR LIABILITY

         1. The Corporation shall indemnify and advance expenses to its directors, officers, employees, fiduciaries or agents and to any person who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Utah law.

         2. The personal liability of the directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.

         3. Any repeal or modification of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of any person existing at the time of such repeal or modification.

                                   ARTICLE VI

                                  INCORPORATOR

         The name and address of the incorporator is as follows:

===============================================================================
        Name                                              Address
-------------------------------------------------------------------------------
   Robert B. Lence                                   500 Huntsman Way
                                               Salt Lake City, Utah  84108
===============================================================================

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         IN WITNESS WHEREOF, the undersigned, being the incorporator of the
Corporation, hereby executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this ____ day of September, 1996.



                                            -----------------------------------
                                            Robert B. Lence, Incorporator


                      ACKNOWLEDGEMENT OF REGISTERED AGENT

         The undersigned, Robert B. Lence, hereby acknowledges that he has been named as registered agent of Huntsman Preparatory, Inc., a Utah corporation to be formed pursuant to the Articles of Incorporation to which this Acknowledgment is attached, and the undersigned hereby agrees to act as registered agent of said corporation.


                                            -----------------------------------
                                            Robert B. Lence, Registered Agent



                                MAILING ADDRESS

         If, upon completion of filing of the above Articles of Incorporation, the Division elects to send a copy of the Articles of Incorporation to the Corporation by mail, the address to which the copy should be mailed is:

                           Huntsman Preparatory, Inc.
                           500 Huntsman Way
                           Salt Lake City, Utah 84108
                           Attention: Robert B. Lence

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